UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

DUPONT PHOTOMASKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20839	74-2238819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Old Settlers Boulevard

Round Rock, Texas  78664

 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(512) 310-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 13, 2005, the Committee on Foreign Investment in the United States (“CFIUS”) informed Toppan Printing Co., Ltd. (“Toppan”) (TSE:  7911) that, after having completed a review of the proposed acquisition of DuPont Photomasks, Inc. (“DuPont Photomasks”) (Nasdaq:  DPMI) by Toppan, there are no issues of national security sufficient to warrant an investigation under the provisions of the Exon-Florio Amendment to the Defense Production Act of 1950.  Toppan and DuPont Photomasks had previously submitted a joint voluntary notice to CFIUS on November 17, 2004, which joint submission was withdrawn and resubmitted to CFIUS on December 17, 2004 to give CFIUS an additional 30 days to determine whether to open an investigation.  The voluntary notice granted CFIUS 30 days to review the proposed transaction for national security concerns.

On January 18, 2005, the Antitrust Division of the U.S. Department of Justice issued a request for additional information and documentary material (“Second Request”) to Toppan and DuPont Photomasks regarding the proposed transaction.  The information request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”).  Issuance of a Second Request is not unusual for a transaction of this size and type, and the parties intend to cooperate fully with the Department of Justice and respond promptly to the Second Request.

DuPont Photomasks initially submitted a HSR Act Notification and Report Form For Certain Mergers and Acquisitions on November 12, 2004, followed by Toppan’s initial submission of a similar HSR Act Notification and Report Form on November 15, 2004, which submission was withdrawn and resubmitted by Toppan on December 17, 2004, to give the U.S. Department of Justice an additional 30 days to determine whether to issue a Second Request.  The effect of the Second Request for additional information and documents is to extend the waiting period imposed by the HSR Act until 30 days after DuPont Photomasks and Toppan have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the U.S. Department of Justice.

DuPont Photomasks and Toppan also have made pre-closing filings in Germany and Taiwan as required by the applicable regulatory authorities in those countries and all applicable waiting periods have expired or been terminated by the appropriate authorities.

DuPont Photomasks is analyzing when to schedule the vote by its stockholders to adopt the acquisition agreement in view of the timing of the HSR process.  DuPont Photomasks and Toppan remain confident that the transaction will proceed as originally planned and continue to expect the transaction to close in early 2005.

Investor Notices

This report contains forward-looking statements that involve risks and uncertainties concerning Toppan’s proposed acquisition of DuPont Photomasks and the benefits of the pending acquisition. Actual events or results may differ materially from those described in this report due to a number of risks and uncertainties. Potential risks and uncertainties regarding the acquisition include, among others, the requirement that DuPont Photomasks’ stockholders must approve the transaction, the required receipt of necessary regulatory approvals, including from the Securities and Exchange Commission  (“SEC”) and under applicable antitrust laws, other conditions to the closing of the merger, the possibility that the transaction will not close or that the closing may be delayed, and the effect of the announcement of the merger on DuPont Photomasks’ operating results and customer, supplier, employee and other relationships.  More information about potential factors that could affect DuPont Photomasks’ business and financial results is included in DuPont Photomasks’ Annual Report on Form 10-K for the fiscal year ended June 30, 2004 which is on file with the SEC and available at the SEC’s website at www.sec.gov.

The forward-looking statements are made as of the date hereof and Toppan and DuPont Photomasks disclaim any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

DuPont Photomasks has filed a proxy statement and other documents regarding the proposed merger described in this press release with the SEC. DUPONT PHOTOMASKS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of DuPont Photomasks seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by DuPont Photomasks with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the proxy statement and other documents filed by DuPont Photomasks with the SEC may also be obtained free of cost by directing a request to: Investor Relations Department, DuPont Photomasks, 131 Old Settlers Boulevard, Round Rock, TX  78664, USA. You may also read and copy any reports, statements and other information filed by DuPont Photomasks at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, USA or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

DuPont Photomasks and Toppan and their respective directors, executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies of DuPont Photomasks stockholders in connection with the proposed merger. Certain directors and executive officers of DuPont Photomasks may have interests in the merger, including employment agreements, severance arrangements, acceleration of vesting of stock options and as a result of holding options or shares of DuPont Photomasks common stock generally, and their interests will be described in the proxy statement that will be filed by DuPont Photomasks with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT PHOTOMASKS, INC.

January 20, 2005	By:	/s/ James W. Boeckman
James W. Boeckman
Executive Vice President, General Counsel and Secretary